Exhibit 99.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of September 18, 2007, by and between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (“LightPath”), and KENNETH BRIZEL (THE “Executive”) .

WITNESSETH:

WHEREAS, LightPath and the Executive entered into that certain Executive Employment Agreement dated as of February 13, 2007 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement as provided hereinbelow.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The above recitals are true and correct and incorporated herein by reference.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

3. Amendment to Original Agreement. LightPath and the Executive agree that the Executive’s employment has been terminated by LightPath other than for “Cause” and, accordingly, the Executive shall be entitled to receive the Severance Payment in accordance with Section 9 of the Original Agreement.

4. Ratification of Original Agreement. The parties hereby ratify all other terms and conditions of the Original Agreement. Specifically, the Execute acknowledges that notwithstanding the termination of his employment with LightPath, he continues to be bound by and subject to the provisions of the Original Agreement set forth under Sections 5, 6, and 7 thereof.

4. Miscellaneous. This Amendment may be executed and delivered in counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. A facsimile copy of this Amendment and any signature thereon shall be considered for all purposes an original. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Executive Employment Agreement effective as of the date first above written.

“LightPath”

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Robert Ripp
Robert Ripp, Chairman

“Executive”

/s/ Kenneth Brizel
Kenneth Brizel